Exhibit 99.5

BAXTER INTERNATIONAL INC.

Offer to Exchange up to 12,800,000 Shares of Common Stock of

BAXALTA INCORPORATED

Which are Owned by Baxter International Inc.

For Shares of Common Stock of

BAXTER INTERNATIONAL INC.

Pursuant to the Prospectus dated April 21, 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 18, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF BAXTER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated April 21, 2016 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of Baxter International Inc. (“Baxter”) common stock, par value $1.00 per share (“Baxter common stock”), which collectively constitute the offer by Baxter to exchange up to 12,800,000 shares of Baxalta Incorporated (“Baxalta”) common stock, par value $0.01 per share (“Baxalta common stock”), which are owned by Baxter.

We are the holder of record (directly or indirectly) of shares of Baxter common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Baxter common stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Baxter common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus, the Letter of Transmittal and the Instruction Booklet to the Letter of Transmittal.

Your attention is directed to the following:

1. Baxter is offering to exchange up to 12,800,000 shares of Baxalta common stock which are owned by Baxter for shares of Baxter common stock that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of Baxter common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Prospectus. For each $100 of Baxter common stock accepted in the exchange offer, you will receive approximately $107.52 of shares of Baxalta common stock, based on the Average Baxter Price and the Average Baxalta Price (both as defined below), as determined by Baxter, subject to an upper limit of 1.4026 shares of Baxalta common stock per share of Baxter common stock. See “The Exchange Offer—Terms of the Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.52 OF SHARES OF BAXALTA COMMON STOCK FOR EACH $100 OF BAXTER COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

The “Average Baxter Price” and the “Average Baxalta Price” will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAPs”) of shares of Baxter common stock and Baxalta common stock, respectively, on the New York Stock Exchange (the “NYSE”) during the three consecutive trading days (currently expected to be May 12, 13 and 16, 2016) ending on and including the second trading day preceding the expiration date of the exchange offer (currently expected to be May 18, 2016). The daily VWAPs for shares of Baxter common stock and Baxalta common stock, as the case may be, will be the

VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.

Neither Baxter nor Baxalta will indemnify any individual stockholder for any taxes that may be incurred in connection with the exchange offer or the consummation of the proposed Shire plc-Baxalta merger.

2. Upon the terms and subject to the conditions set forth in the Prospectus, tendering stockholders whose shares of Baxter common stock are accepted by Baxter pursuant to the exchange offer will receive Baxalta common stock (or cash in lieu of fractional shares).

3. Baxter’s obligation to exchange shares of Baxalta common stock for shares of Baxter common stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

4. Shares of Baxter common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Baxter has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Baxter accepts shares of Baxter common stock pursuant to the exchange offer, your tender is irrevocable.

5. Tendering stockholders who fail to complete and sign the Form W-9 provided in the Letter of Transmittal or submit a complete IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such stockholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Baxter common stock in any jurisdiction in which the offer, sale or exchange of shares of Baxter common stock or Baxalta common stock is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Baxter common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of Baxter common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 18, 2016, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to

BAXTER INTERNATIONAL INC.

Offer to Exchange up to 12,800,000 Shares of Common Stock of

BAXALTA INCORPORATED

which are owned by Baxter International Inc.

for Shares of Common Stock of

BAXTER INTERNATIONAL INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated April 21, 2016 (the “Prospectus”) and the related Letter of Transmittal and Instruction Booklet to the Letter of Transmittal in connection with the offer by Baxter International Inc. (“Baxter”) to exchange up to 12,800,000 shares of Baxalta Incorporated (“Baxalta”) common stock, par value $0.01 per share (“Baxalta common stock”), which are owned by Baxter for Baxter common stock, par value $1.00 per share (“Baxter common stock”).

This instructs you to tender the number of shares of Baxter common stock indicated below (or if no number is indicated below, all shares of Baxter common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal and Instruction Booklet to the Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Baxter common stock to be tendered*:

ODD-LOTS

☐	By checking this box, I represent that I own beneficially less than 100 shares of Baxter common stock and am tendering all my shares of Baxter common stock.

Dated:                 , 2016

Signature(s)

Please type or print your name(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all shares of Baxter common stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER, BAXALTA INCORPORATED OR BAXTER INTERNATIONAL INC. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

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